UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

November 3, 2026
Date of Report (Date of earliest event reported)

Upstart Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39797	46-4332431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Park Road, Suite 500
Burlingame, CA 94010
(Address of principal executive offices, including zip code)

(833) 212-2461
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                         ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2026, Natalia Mirgorodskaya informed Upstart Holdings, Inc. (the “Company”) of her intent to resign as the Company’s Chief Accounting Officer (Principal Accounting Officer), effective as of November 30, 2026, to pursue another opportunity. Ms. Mirgorodskaya’s resignation is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

Andrea Blankmeyer, the Company’s Chief Financial Officer, will serve as Interim Principal Accounting Officer, effective upon Ms. Mirgorodskaya’s resignation while a search for a permanent replacement is conducted. The information required by Item 5.02(c)(2) of Form 8-K regarding Ms. Blankmeyer is included in the Company’s Proxy Statement filed with the SEC on April 16, 2026, and is incorporated by reference herein. Ms. Blankmeyer’s compensation is not being adjusted in connection with her appointment as Interim Principal Accounting Officer. There are no arrangements or understandings between Ms. Blankmeyer and any other person pursuant to which Ms. Blankmeyer was appointed Interim Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upstart Holdings, Inc.
Dated: November 9, 2026	By:	/s/ Scott Darling
Scott Darling
Chief Legal Officer